UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME                     04609-0400
(Address of principal executive offices)                                     (Zip code)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On December 16, 2008, the Board of Directors of Bar Harbor Bankshares (the "Company") approved an amendment and restatement of the Bylaws of the Company, revising Section 2.1 to read as follows:

"Sec 2.1 Classes and number of shares authorized. The Company’s Articles of Incorporation set forth the classes of shares and series of shares within a class, and the number of shares of each class and series that the Company is authorized to issue."

            Previously, Section 2.1 of the Bylaws listed the authorized shares of the Company, which was unnecessarily duplicative of the Articles of Incorporation, which sets forth the authorized capital stock for the Company. The Bylaws of Bar Harbor Bankshares, as amended and restated effective December 16, 2008, are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

            On December 17, 2008, Bar Harbor Bankshares announced by press release that it has received approval for approximately $18.75 million in new capital under the U.S. Department of the Treasury’s Capital Purchase Program. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.             Description

3.1                            The Bylaws of Bar Harbor Bankshares, as amended and restated effective December 16, 2008.

99.1                          Press release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES
(Registrant)

/s/Joseph M. Murphy

By: _______________________________
      Name: Joseph M. Murphy
      Title: President and Chief Executive Officer

Date: December 17, 2008